Exhibit 99.1

AITX Invites Viewers Inside the PURSUON Strategy in Upcoming AMA

Reinharz to Address the Strategy, Market Opportunity and Growth Potential Behind
AITX's New Autonomous Mobile Security Subsidiary

Detroit, Michigan, August 26, 2026 - Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a developer and operator of AI-driven security and productivity solutions for enterprise clients, today announced that CEO, CTO and founder Steve Reinharz will host a 30-60 minute Ask Me Anything (AMA) focused on PURSUON, Inc. (formerly RAD-M), the Company's wholly owned autonomous mobile security subsidiary. The live event is scheduled to premiere on the AITX YouTube channel Wednesday, September 2, 2026, at 4:00 p.m. ET.

PURSUON
AITX
Artificial Intelligence Technology Solutions Inc.
RAD
an AITX company

Artist’s depiction of AITX CEO, CTO and founder Steve Reinharz ahead of the upcoming PURSUON AMA.

The AMA will give channel partners, clients, prospects, and shareholders an opportunity to hear directly from Reinharz about why PURSUON was created, how it strengthens the Company's focus on autonomous mobile security and where it may take AITX next. The discussion is expected to address PURSUON's relationship with sister subsidiary RAD, ROAMEO, PURSUON's flagship autonomous security vehicle, and the Company's longer-term vision for intelligent mobile machines.

"PURSUON is far more than a new name," said Reinharz. "It represents a sharper focus on what we are building, why the market needs it and how large this opportunity could become. This AMA gives me the chance to speak directly and candidly about what PURSUON means for AITX, RAD, our channel partners, our clients and everyone watching our progress. I expect thoughtful questions, and I intend to provide substantive answers."

Anticipated questions may include:

  Why was PURSUON created instead of continuing under the RAD-M identity?
  What changes beyond the name?
  How will PURSUON work with RAD and its channel partners?
  What is required to increase production of ROAMEO?
  What milestones should shareholders and customers watch over the next 12 months?
  And does PURSUON intend to develop autonomous mobile machines beyond ROAMEO?

Questions may be submitted in advance at www.aitx.ai/ama. Questions must be submitted by Monday, August 31, 2026, at 8:00 p.m. ET. The 30-60 minute AMA will premiere on the AITX YouTube channel on Wednesday, September 2, 2026, at 4:00 p.m. ET.

PURSUON, Inc. was introduced on August 24, 2026 as the new identity of the former Robotic Assistance Devices Mobile, Inc. (RAD-M). A wholly owned subsidiary of AITX, PURSUON designs and builds autonomous mobile security vehicles for enterprise applications. Its flagship platform, ROAMEO, combines autonomous navigation and patrol capabilities with AI-driven detection, live video, two-way communication and SARA™ (Speaking Autonomous Responsive Agent). ROAMEO is designed to extend security operations across large outdoor environments, including logistics centers, healthcare campuses, corporate properties and other expansive facilities. To learn more, visit www.pursuon.com.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is a developer and provider of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including PURSUON, Inc. (formerly RAD-M), Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Group (RAD-G), and Robotic Assistance Devices Lanka (Private) Limited (RAD Lanka), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion U.S. security and guarding services industry1 with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

All of RAD's solutions are designed to integrate with leading industry platforms and workflows, including an integration with Immix®, a provider of central station and remote monitoring software.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, reinforcing its credibility with enterprise and government clients that require rigorous data protection and compliance standards.

AITX is led by Steve Reinharz, CEO/CTO and founder of the Company and all subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company's ability to deliver practical and scalable solutions.

The Company's solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.pursuon.com, www.radgroup.ai, www.saramonitoring.ai, www.radlightmyway.com, and www.stevereinharz.com, or follow Steve Reinharz on X @SteveReinharz. Information contained on, or accessible through, the foregoing websites and social media accounts is not incorporated by reference into, and does not form a part of, this press release or any of the Company's filings with the Securities and Exchange Commission.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. As such, there are no assurances whatsoever that the Company will meet its expectations with respect to its future revenues, sales volume, becoming cash flow positive, ARR or RMR. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price. Important factors that could cause actual results to differ materially from those expressed or implied include, among others: substantial doubt about the Company's ability to continue as a going concern; recurring net losses, negative working capital and the need for continued external financing; execution risk in the ROAMEO production ramp and the limited number of units currently deployed; customer concentration; dependence on Steven Reinharz; substantial and continuing dilution from variable-price financing arrangements and debt conversions; and the limited liquidity and volatility of the Company's common stock, which is quoted on the OTC Pink marketplace and constitutes a "penny stock." Because the Company is a penny stock issuer, the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995 is not available to it. Investors should read this release together with the Company's filings with the Securities and Exchange Commission, including the risk factors and going concern disclosure in the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2026, available at www.sec.gov.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

###

Doug Clemons, Chief Marketing Officer
248-270-8273
doug.c@radsecurity.com

____________________________
1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/